Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Olivia Snyder, Manager, Investor Relations
(617) 219-1410

Office Properties Income Trust Announces Fourth Quarter and Year End 2018 Results
Completed Merger with Select Income REIT on December 31, 2018
Completed FPO Disposition Plan of $520.8 Million in Asset Sales since Acquiring FPO in 2017
Fourth Quarter Net Loss Available for Common Shareholders of $57.7 Million
Fourth Quarter Normalized FFO Available for Common Shareholders of $39.1 Million, or $1.56 Per Share

Newton, MA (February 28, 2019): Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter and year ended December 31, 2018. On December 31, 2018, OPI (formerly Government Properties Income Trust, or GOV) completed its previously announced merger with Select Income REIT, or SIR, whereby SIR merged with and into a wholly owned subsidiary of GOV, or the Merger. Upon the closing of the Merger, GOV changed its name to Office Properties Income Trust and effected a reverse share split of OPI common shares pursuant to which every four common shares of OPI were converted into one common share of OPI, or the Reverse Share Split.

David Blackman, President and Chief Executive Officer of OPI, made the following statement:

"We are pleased to have successfully completed the merger with Select Income REIT to create Office Properties Income Trust, a leading national office REIT with increased scale, enhanced tenant and geographic diversification, a more laddered lease expiration schedule, a broader investment strategy and one of the highest percentages of rent paid by investment-grade rated tenants in the office sector.

We completed our disposition plan with respect to our long term financing of our acquisition of First Potomac Realty Trust, having closed approximately $520.8 million of asset sales since acquiring FPO in 2017. We have also made progress with our disposition program associated with the SIR merger, having hired brokers to market for sale 34 buildings containing approximately 5.3 million square feet, which we expect will generate more than $700 million of total gross proceeds. Our goal is to substantially complete this disposition program by mid-year 2019 and turn our attention to accretively growing OPI. We are energized by the opportunities available to OPI and we look forward to executing on our business plan."

The Merger was effective after the close of trading on December 31, 2018. Accordingly, the assets acquired and liabilities assumed from SIR in the Merger are included in OPI's consolidated balance sheet as of December 31, 2018; however, SIR's results of operations are excluded from OPI's consolidated statements of income (loss) for all periods presented. As required under U.S. generally accepted accounting principles, or GAAP, all impacted amounts and share information included in this press release have been retroactively adjusted for the Reverse Share Split, as if the Reverse Share Split occurred on the

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

first day of the first period presented. Certain adjusted amounts may not agree with previously reported amounts due to rounding of fractional shares.

Results for the Quarter Ended December 31, 2018:

Net loss available for common shareholders for the quarter ended December 31, 2018 was $57.7 million, or $2.31 per diluted share, compared to net loss available for common shareholders of $18.3 million, or $0.74 per diluted share, for the quarter ended December 31, 2017. Net loss available for common shareholders for the quarter ended December 31, 2018 includes: (1) a $48.2 million, or $1.93 per diluted share, unrealized loss on equity securities related to OPI's investment in The RMR Group Inc., or RMR Inc.; (2) an $18.7 million, or $0.75 per diluted share, loss on the sale of SIR shares sold on October 9, 2018; (3) $10.7 million, or $0.43 per diluted share, of transaction costs related to the Merger; and (4) a $17.0 million, or $0.68 per diluted share, reversal of previously accrued estimated business management incentive fee expense. Net loss available for common shareholders for the quarter ended December 31, 2017 includes a $9.3 million, or $0.37 per diluted share, loss on impairment of real estate. The weighted average number of diluted common shares outstanding was 25.0 million for the quarter ended December 31, 2018 and 24.8 million for the quarter ended December 31, 2017.

Normalized funds from operations, or Normalized FFO, available for common shareholders for the quarter ended December 31, 2018 were $39.1 million, or $1.56 per diluted share, compared to Normalized FFO available for common shareholders for the quarter ended December 31, 2017 of $49.2 million, or $1.99 per diluted share. Pro forma as if the Merger had occurred on October 1, 2018, Normalized FFO attributable to the company for the quarter ended December 31, 2018 was $49.6 million, or $1.03 per diluted share, and includes $25.8 million, or $0.54 per diluted share, of SIR's incentive management fee for 2018 which was assumed by OPI and paid in January 2019.

Reconciliations of net income (loss) available for common shareholders determined in accordance with GAAP to funds from operations, or FFO, available for common shareholders and Normalized FFO available for common shareholders for the quarters ended December 31, 2018 and 2017 appear later in this press release. The pro forma consolidated statement of income (loss) as if the Merger had occurred on October 1, 2018 for the quarter ended December 31, 2018 and a reconciliation of pro forma net loss attributable to the company to pro forma FFO attributable to the company and pro forma Normalized FFO attributable to the company for the quarter ended December 31, 2018 also appear later in this press release.

Results for the Year Ended December 31, 2018:

Net loss available for common shareholders was $22.3 million, or $0.90 per diluted share, for the year ended December 31, 2018, compared to net income available for common shareholders of $11.8 million, or $0.56 per diluted share, for the year ended December 31, 2017. Net loss available for common shareholders for the year ended December 31, 2018 includes: (1) an $18.7 million, or $0.75 per diluted share, loss on the sale of SIR shares sold on October 9, 2018; (2) $14.5 million, or $0.58 per diluted share, of transaction costs related to the Merger; (3) an $8.6 million, or $0.35 per diluted share, loss on impairment of real estate; (4) a $7.6 million, or $0.30 per diluted share, unrealized loss on equity securities related to OPI's investment in RMR Inc.; and (5) a $20.7 million, or $0.83 per diluted share, gain on sale of real estate. Net income available for common shareholders for the year ended December 31, 2017 includes a $9.5 million, or $0.45 per diluted share, loss on impairment of real estate. The weighted average number of diluted common shares outstanding was 24.8 million for the year ended December 31, 2018 and 21.2 million for the year ended December 31, 2017.

Normalized FFO available for common shareholders for the year ended December 31, 2018 were $197.5 million, or $7.95 per diluted share, compared to Normalized FFO available for common shareholders for the year ended December 31, 2017 of $171.1 million, or $8.09 per diluted share.

Reconciliations of net income (loss) available for common shareholders determined in accordance with GAAP to FFO available for common shareholders and Normalized FFO available for common shareholders for the years ended December 31, 2018 and 2017 appear later in this press release.

Pro Forma Leasing, Occupancy and Same Property Results:

Pro forma results combine the results of OPI and SIR for the three months ended December 31, 2018 and 2017 as if the Merger had occurred on October 1, 2017.

Pro forma for the quarter ended December 31, 2018, OPI entered new and renewal leases for an aggregate of 548,025 rentable square feet at weighted (by rentable square feet) average rents that were 7.8% below prior rents for the same space. The weighted (by rentable square feet) average lease term for these leases was 7.5 years and leasing concessions and capital commitments for these leases were $16.4 million, or $3.97 per square foot, per lease year.

As of December 31, 2018, 91.0% of OPI’s total rentable square feet (including SIR properties) was leased. Pro forma same property occupancy was 91.2% as of December 31, 2018, compared to 93.3% as of December 31, 2017. Pro forma same property Cash Basis NOI was $97.1 million for the quarter ended December 31, 2018 which was a 0.5% increase compared to the same period in 2017.

Reconciliations of pro forma net loss attributable to the company to pro forma Consolidated Property NOI and pro forma Consolidated Property Cash Basis NOI for the three months ended December 31, 2018 as if the Merger had occurred on October 1, 2018 appear later in this press release.

Merger with Select Income REIT:

On December 31, 2018, OPI completed the previously announced Merger and acquired SIR's property portfolio of 99 buildings with approximately 16.5 million rentable square feet. The aggregate transaction value, based on the closing price of OPI's common shares on December 31, 2018 of $27.48, was approximately $2.4 billion, excluding closing costs and including the repayment or assumption of approximately $1.7 billion of SIR debt. As consideration, SIR’s shareholders received 1.04 newly issued common shares of OPI for each common share of SIR they held, with cash paid in lieu of fractional shares.

Recent Property Disposition Activities:

In November 2018, OPI sold an office building located in Golden, CO with 43,231 rentable square feet for $4.0 million, excluding closing costs.

In November 2018, prior to the Merger, SIR entered into an agreement to sell a land parcel located in Hawaii containing 416,956 rentable square feet for $7.1 million, excluding closing costs.

In December 2018, OPI sold a property portfolio of 15 office buildings located in southern Virginia containing 1,640,252 rentable square feet for $167.0 million, excluding closing costs.

In February 2019, OPI sold a property portfolio of 34 office buildings located in northern Virginia and Maryland containing 1,635,868 rentable square feet for $198.5 million, excluding closing costs.

Recent Financing Activities:

As previously announced, on October 9, 2018, OPI sold all of the 24.9 million common shares of SIR it owned in an underwritten public offering at a price of $18.25 per share, raising net proceeds of $435.1 million after deducting underwriters' discounts and offering expenses. OPI used the net proceeds from the offering to repay amounts outstanding under its unsecured revolving credit facility. OPI recorded a loss on the sale of the SIR shares of $18.7 million for the quarter and year ended December 31, 2018.

In December 2018, OPI amended and restated the credit agreement governing its $750.0 million unsecured revolving credit facility and $300.0 million and $250.0 million unsecured term loans. As a result of the amendments, the stated maturity date of OPI's revolving credit facility was extended from January 31, 2019 to January 31, 2023. Subject to the payment of an extension fee and meeting certain other conditions, OPI also has an option to further extend the stated maturity date of its revolving credit facility by two additional six month periods. Also, as a result of the amendments, the interest rate payable on borrowings under OPI's revolving credit facility was reduced from a rate of LIBOR plus a premium of 125 basis points per annum to a rate of LIBOR plus a premium of 110 basis points per annum. The facility fee remained unchanged at 25 basis points per annum on the total amount of lending commitments under the facility. Both the interest rate premium and facility fee are subject to change based upon changes to OPI's credit ratings.

Also in December 2018, OPI repaid $162.0 million of the principal balance outstanding under its $250.0 million unsecured term loan due 2022 with proceeds from its disposition program.

In February 2019, OPI repaid the remaining principal balance outstanding of $88.0 million under its $250.0 million unsecured term loan due 2022 and repaid amounts outstanding under its revolving credit facility with proceeds from its disposition program.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, David Blackman, and Chief Financial Officer and Treasurer, Jeff Leer, will host a conference call to discuss OPI’s fourth quarter and full year 2018 financial results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, March 7, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10127659.

A live audio webcast of the conference call will also be available in a listen only mode on OPI’s website, at www.opireit.com. Participants wanting to access the webcast should visit OPI’s website about five minutes before the call. The archived webcast will be available for replay on OPI’s website following the call for about one week. The transcription, recording and retransmission in any way of OPI’s fourth quarter conference call are strictly prohibited without the prior written consent of OPI.

Supplemental Data:

A copy of OPI’s Fourth Quarter 2018 Supplemental Operating and Financial Data is available for download at OPI’s website, which is located at www.opireit.com. OPI’s website is not incorporated as part of this press release.

OPI is a real estate investment trust, or REIT, focused on owning, operating and leasing buildings primarily leased to single tenants and those with high credit quality characteristics such as government entities. OPI is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of OPI’s operating results and financial condition and for an explanation of OPI’s calculation of FFO available for common shareholders, Normalized FFO available for common shareholders, NOI and Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP. OPI’s pro forma operating results and financial condition and pro forma FFO attributable to the company, pro forma Normalized FFO attributable to the company, pro forma Consolidated Property NOI and pro forma Consolidated Property Cash Basis NOI as if the Merger had occurred on October 1, 2018 also appear in the pages attached hereto. Such pro forma financial information is not necessarily indicative of OPI’s expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in OPI’s portfolio of investments, OPI’s capital structure, OPI’s property level operating expenses and revenues, including rents expected to be received on OPI’s existing leases or leases OPI may enter into, changes in interest rates and other reasons. Actual future results are likely to be different from amounts presented in the pro forma financial information and such differences could be significant.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER OPI USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, OPI IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OPI’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OPI’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. BLACKMAN'S STATEMENTS CITE SEVERAL BENEFITS OF THE MERGER THAT ARE EXPECTED TO BE REALIZED BY OPI, INCLUDING INCREASED SCALE, ENHANCED TENANT AND GEOGRAPHIC DIVERSIFICATION, A MORE LADDERED LEASE EXPIRATION SCHEDULE, A BROADER INVESTMENT STRATEGY AND A COMPANY WITH ONE OF THE HIGHEST PERCENTAGES OF RENT PAID BY INVESTMENT GRADE RATED TENANTS IN THE OFFICE SECTOR. THERE CAN BE NO ASSURANCE THAT ANY OR ALL OF THESE BENEFITS WILL BE SUSTAINED IN THE FUTURE,

•
MR. BLACKMAN'S STATEMENTS REGARDING OPI'S PROGRESS ON ITS DISPOSITION PROGRAM ASSOCIATED WITH THE MERGER MAY IMPLY THAT OPI WILL SELL THE ASSETS IT IS MARKETING FOR SALE AND THAT IT WILL REALIZE PROCEEDS FROM THOSE SALES EQUAL TO OR GREATER THAN THE AMOUNT IT EXPECTS. HOWEVER, OPI MAY NOT COMPLETE THE SALES OF ANY OR ALL OF THE ASSETS IT IS MARKETING FOR SALE AND IT MAY NOT SUCCESSFULLY SELL ADDITIONAL ASSETS IT MAY DECIDE TO SELL IN THE FUTURE. ALSO, OPI MAY SELL ASSETS AT PRICES THAT ARE LESS THAN IT EXPECTS AND LESS THAN THEIR CARRYING VALUES AND OPI MAY INCUR LOSSES ON THOSE SALES AS A RESULT,

•
CONTINUED AVAILABILITY OF BORROWINGS UNDER OPI’S REVOLVING CREDIT FACILITY IS SUBJECT TO IT SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT IT MAY BE UNABLE TO SATISFY,

•	ACTUAL COSTS UNDER OPI’S REVOLVING CREDIT FACILITY AND TERM LOANS WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH THE FACILITY,

•	OPI HAS THE OPTION TO EXTEND THE STATED MATURITY DATE OF ITS REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS; HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, AND

•
THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OPI’S REVOLVING CREDIT FACILITY AND TERM LOANS AND THE FACILITY FEE PAYABLE ON ITS REVOLVING CREDIT FACILITY ARE BASED ON OPI’S CREDIT RATINGS. FUTURE CHANGES IN OPI’S CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES IT PAYS TO INCREASE.

THE INFORMATION CONTAINED IN OPI’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN OPI’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OPI’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY OPI’S FORWARD LOOKING STATEMENTS. OPI’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, OPI DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Office Properties Income Trust
Consolidated Statements of Income (Loss)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Rental income	$103,656	$107,170	$426,560	$316,532

Expenses:
Real estate taxes	12,306	12,962	49,708	37,942
Utility expenses	5,935	6,812	26,425	20,998
Other operating expenses	23,389	21,303	89,610	65,349
Depreciation and amortization	33,044	47,639	162,488	109,588
Loss on impairment of real estate (1)	2,830	9,260	8,630	9,490
Acquisition and transaction related costs (2)	10,695	—	14,508	—
General and administrative (3)	(11,516)	6,532	24,922	18,847
Total expenses	76,683	104,508	376,291	262,214

Gain on sale of real estate (4)	3,332	—	20,661	—
Dividend income	425	304	1,337	1,216
Unrealized loss on equity securities (5)	(48,229)	—	(7,552)	—
Interest income	234	119	639	1,962
Interest expense (including net amortization of debt premiums, discounts
and issuance costs of $877, $814, $3,626 and $3,420, respectively)	(20,421)	(21,807)	(89,865)	(65,406)
Loss on early extinguishment of debt	(709)	—	(709)	(1,715)
Loss from continuing operations before income taxes and
equity in net losses of investees	(38,395)	(18,722)	(25,220)	(9,625)
Income tax benefit (expense)	7	(36)	(117)	(101)
Equity in net losses of investees	(1,157)	(546)	(2,269)	(13)
Loss from continuing operations	(39,545)	(19,304)	(27,606)	(9,739)
Income (loss) from discontinued operations (6)	(18,150)	1,313	5,722	21,829
Net income (loss)	(57,695)	(17,991)	(21,884)	12,090
Preferred units of limited partnership distributions	—	(275)	(371)	(275)
Net income (loss) available for common shareholders	$(57,695)	$(18,266)	$(22,255)	$11,815

Weighted average common shares outstanding (basic and diluted)	25,027	24,760	24,830	21,158

Per common share amounts (basic and diluted):
Loss from continuing operations	$(1.58)	$(0.79)	$(1.13)	$(0.47)
Income (loss) from discontinued operations	$(0.73)	$0.05	$0.23	$1.03
Net income (loss) available for common shareholders	$(2.31)	$(0.74)	$(0.90)	$0.56

See Notes on pages 7 and 8.

Office Properties Income Trust
Funds from Operations and Normalized Funds from Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders (7):
Net income (loss) available for common shareholders	$(57,695)	$(18,266)	$(22,255)	$11,815
Add (less): Depreciation and amortization:
Consolidated properties	33,044	47,639	162,488	109,588
Unconsolidated joint venture properties	1,920	2,185	8,203	2,185
FFO attributable to SIR investment	1,859	10,297	51,773	58,279
Loss on impairment of real estate (1)	2,830	9,260	8,630	9,490
Equity in earnings of SIR included in discontinued operations	(515)	(1,313)	(24,358)	(21,584)
Increase in carrying value of property included in discontinued operations	—	—	—	(619)
Gain on sale of real estate (4)	(3,332)	—	(20,661)	—
FFO available for common shareholders	(21,889)	49,802	163,820	169,154
Add (less): Acquisition and transaction related costs (2)	10,695	—	14,508	—
Loss on early extinguishment of debt	709	—	709	1,715
Normalized FFO attributable to SIR investment	1,524	9,680	44,006	58,580
FFO attributable to SIR investment	(1,859)	(10,297)	(51,773)	(58,279)
Net gain on issuance of shares by SIR included in discontinued operations	—	—	(29)	(72)
Estimated business management incentive fees (3)	(16,973)	—	—	—
Unrealized loss on equity securities (5)	48,229	—	7,552	—
Loss on sale of SIR shares included in discontinued operations (6)	18,665	—	18,665	—
Normalized FFO available for common shareholders	$39,101	$49,185	$197,458	$171,098

Weighted average common shares outstanding (basic and diluted)	25,027	24,760	24,830	21,158

Per common share amounts (basic and diluted):
Net income (loss) available for common shareholders	$(2.31)	$(0.74)	$(0.90)	$0.56
FFO available for common shareholders	$(0.87)	$2.01	$6.60	$7.99
Normalized FFO available for common shareholders	$1.56	$1.99	$7.95	$8.09
Distributions declared per share	$1.72	$1.72	$6.88	$6.88

(1)
OPI recorded an adjustment of $2,830 to reduce the carrying value of an office property portfolio consisting of 34 buildings to its estimated fair value less costs to sell in the three months ended December 31, 2018, and an adjustment of $3,669 to reduce the carrying value of two buildings to its estimated fair value less costs to sell and an adjustment of $2,131 to reduce the carrying value of one building to its estimated fair value during the nine months ended September 30, 2018. OPI recorded an adjustment of $9,260 to reduce the carrying value of one building to its estimated fair value in the three months ended December 31, 2017 and an adjustment of $230 to reduce the carrying value of one building to its estimated fair value in the three months ended September 30, 2017.

(2)	Acquisition and transaction related costs for the three months and year ended December 31, 2018 include costs incurred in connection with the Merger.

(3)
Incentive fees under OPI’s business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expenses in OPI’s consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, OPI recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although OPI recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), OPI does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Net loss for the three months ended December 31, 2018, includes the reversal of $16,973 of previously accrued estimated business management incentive fee expense. No incentive management fee was payable under OPI's business management agreement for the years ended December 31, 2018 and 2017. As successor to SIR as a result of the Merger, OPI assumed the obligation to pay SIR's business management incentive fee for 2018. SIR's business management incentive fee for 2018 of $25,817 was paid by OPI in January 2019. Pursuant to GAAP, the business management incentive fee that SIR incurred for 2018 was not recorded in OPI's consolidated statement of income (loss) for the year ended December 31, 2018, but that amount was included in OPI's consolidated balance sheet as of December 31, 2018 within due to related persons.

(4)
During the quarter ended December 31, 2018, OPI recorded a $3,332 gain on the sale of one building in November 2018 and the sale of an office property portfolio consisting of 15 buildings in December 2018. OPI recorded a $17,329 gain on the sale of real estate in the nine months ended September 30, 2018 in connection with the sale of one building in May 2018.

(5)
Unrealized loss on equity securities represents the adjustment required to adjust the carrying value of OPI's investment in RMR Inc. common stock to its fair value as of December 31, 2018 in accordance with new GAAP standards effective January 1, 2018.

(6)
Income (loss) from discontinued operations includes operating results related to OPI's equity method investment in SIR. On October 9, 2018, OPI sold its entire investment in SIR. OPI has included the related operating results of this equity method investment in discontinued operations for all periods presented. OPI recorded a loss of $18,665 on the sale of SIR shares. Income from discontinued operations for the year ended December 31, 2017 also includes operating results of one building OPI sold in August 2017.

(7)
OPI calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) available for common shareholders calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and its proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties and the difference between FFO attributable to an equity investment and equity in earnings of SIR included in discontinued operations, but excluding impairment charges on and increases in the carrying value of real estate assets, any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to OPI. OPI's calculation of Normalized FFO available for common shareholders differs from Nareit's definition of FFO available for common shareholders because OPI includes Normalized FFO attributable to OPI's equity investment in SIR (net of FFO attributable to OPI's equity investment in SIR) included in discontinued operations, OPI includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and OPI excludes acquisition and transaction related costs, loss on early extinguishment of debt, gains on issuance of shares by SIR included in discontinued operations, unrealized gains and losses on equity securities and losses on sale of SIR shares included in discontinued operations. OPI considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) available for OPI's common shareholders. OPI believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of OPI's operating performance between periods and with other REITs. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI's credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI's expectation of its future capital requirements and operating performance and OPI's expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) available for common shareholders as indicators of OPI's operating performance or as measures of OPI's liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) available for common shareholders as presented in OPI's Consolidated Statements of Income (Loss). Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than OPI does.

Office Properties Income Trust
Consolidated Balance Sheets
(amounts in thousands, except share data)
(unaudited)

	December 31,
	2018	2017
ASSETS
Real estate properties:
Land	$924,164	$627,108
Buildings and improvements	3,020,472	2,348,613
Total real estate properties, gross	3,944,636	2,975,721
Accumulated depreciation	(375,147)	(341,848)
Total real estate properties, net	3,569,489	2,633,873
Assets of discontinued operations - Equity investment in Select Income REIT	—	467,499
Assets of properties held for sale	253,501	—
Investment in unconsolidated joint ventures	43,665	50,202
Acquired real estate leases, net	1,056,558	351,872
Cash and cash equivalents	35,349	16,569
Restricted cash	3,594	3,111
Rents receivable, net	72,051	61,429
Deferred leasing costs, net	25,672	22,977
Other assets, net	178,704	96,033
Total assets	$5,238,583	$3,703,565

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$175,000	$570,000
Unsecured term loans, net	387,152	547,852
Senior unsecured notes, net	2,357,497	944,140
Mortgage notes payable, net	335,241	183,100
Liabilities of properties held for sale	4,271	—
Accounts payable and other liabilities	145,536	89,440
Due to related persons	34,887	4,859
Assumed real estate lease obligations, net	20,031	13,635
Total liabilities	3,459,615	2,353,026

Commitments and contingencies

Preferred units of limited partnership	—	20,496

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 48,082,903 and 24,786,479 shares issued and outstanding, respectively	481	248
Additional paid in capital	2,609,801	1,968,960
Cumulative net income	146,882	108,144
Cumulative other comprehensive income	106	60,427
Cumulative common distributions	(978,302)	(807,736)
Total shareholders’ equity	1,778,968	1,330,043
Total liabilities and shareholders’ equity	$5,238,583	$3,703,565

Office Properties Income Trust
Pro Forma Consolidated Statement of Income (Loss) as if the Merger Had Occurred on October 1, 2018
(amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31, 2018
		Sale of	OPI		ILPT	SIR	Pro Forma
	OPI	SIR Shares (1)	Adjusted	SIR	Distribution (2)	Adjusted	Adjustments		Pro Forma

Rental income	$103,656	$—	$103,656	$122,493	$(40,245)	$82,248	$1,279		$187,183

Expenses:
Real estate taxes	12,306	—	12,306	12,279	(5,005)	7,274	—		19,580
Utility expenses	5,935	—	5,935	2,868	(67)	2,801	—		8,736
Other operating expenses	23,389	—	23,389	14,533	(3,142)	11,391	—		34,780
Depreciation and amortization	33,044	—	33,044	36,220	(7,327)	28,893	5,782	(3)	67,719
Loss on impairment of real estate	2,830	—	2,830	—	—	—	—		2,830
Acquisition and transaction related costs	10,695	—	10,695	9,193	—	9,193	—		19,888
General and administrative	(11,516)	—	(11,516)	12,545	(2,794)	9,751	—		(1,765)
Total expenses	76,683	—	76,683	87,638	(18,335)	69,303	5,782		151,768

Gain on sale of real estate	3,332	—	3,332	—	—	—	—		3,332
Dividend income	425	—	425	555	—	555	—		980
Unrealized loss on equity securities	(48,229)	—	(48,229)	(63,029)	—	(63,029)	—		(111,258)
Interest income	234	—	234	145	(63)	82	—		316
Interest expense	(20,421)	376	(20,045)	(23,701)	4,472	(19,229)	(241)	(4)	(39,515)
Loss on early extinguishment of debt	(709)	—	(709)	—	—	—	—		(709)

Income (loss) from continuing operations before income tax expense and equity in net losses of investees	(38,395)	376	(38,019)	(51,175)	(17,501)	(68,676)	(4,744)		(111,439)
Income tax benefit (expense)	7	—	7	(10)	8	(2)	—		5
Equity in net losses of investees	(1,157)	—	(1,157)	(366)	—	(366)	—		(1,523)
Income (loss) from continuing operations	(39,545)	376	(39,169)	(51,551)	(17,493)	(69,044)	(4,744)		(112,957)
Loss from discontinued operations	(18,150)	(515)	(18,665)	—	—	—	—		(18,665)
Net loss	(57,695)	(139)	(57,834)	(51,551)	(17,493)	(69,044)	(4,744)		(131,622)
Noncontrolling interest	—	—	—	(5,395)	5,395	—	—		—
Net loss attributable to the company	$(57,695)	$(139)	$(57,834)	$(56,946)	$(12,098)	$(69,044)	$(4,744)		$(131,622)

Weighted average common shares outstanding (basic and diluted)	25,027						23,030	(5)	48,057

Net loss attributable to the company per common share (basic and diluted)	$(2.31)								$(2.74)

(1)
The adjustment represents the effect on interest expense related to the application of net proceeds from OPI's sale of approximately 24,918 SIR common shares to repay approximately $435,125 of borrowings outstanding under its revolving credit facility, as if this transaction had occurred on October 1, 2018.

(2)
The adjustments represent the deconsolidation of Industrial Logistics Properties Trust, or ILPT, as a result of SIR's distribution to its shareholders of its 45,000 common shares of beneficial interest of ILPT, or the ILPT Distribution, as if the ILPT Distribution had occurred on October 1, 2018. The amounts being adjusted are directly attributable to revenue and expenses of ILPT properties and ILPT debt.

(3)
The adjustment eliminates SIR's historical depreciation and amortization expenses of $28,893. The adjustment also includes estimated depreciation and amortization expenses of $34,675 based on the estimated fair value of the acquired assets. Real estate investments are depreciated on a straight line basis over estimated useful lives ranging up to forty years.

(4)
The adjustments to interest expense represent: (i) the elimination of SIR's historical interest expense related to its revolving credit facility and historical senior unsecured note discount amortization, (ii) an increase in interest expense related to borrowings under OPI's revolving credit facility which was used to repay SIR's outstanding revolving credit facility balance at the closing of the Merger, and (iii) an increase in senior unsecured note discount amortization due to the adjustments to reduce SIR's senior unsecured notes to reflect changes in market interest rates as of December 31, 2018. The amortization is calculated with the assumption that the SIR senior unsecured notes were assumed at their fair value on October 1, 2018.

(5)	The adjustment represents the issuance of approximately 23,283 of OPI's common shares issued to SIR shareholders as part of the Merger.

Office Properties Income Trust
Pro Forma Calculation of FFO and Normalized FFO Attributable to the Company as if the Merger Had Occurred on October 1, 2018 (1)
(amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31, 2018
		Sale of	OPI		ILPT	SIR	Pro Forma
	OPI	SIR Shares	Adjusted	SIR	Distribution	Adjusted	Adjustments	Pro Forma
Net loss attributable to the company	$(57,695)	$(139)	$(57,834)	$(56,946)	$(12,098)	$(69,044)	$(4,744)	$(131,622)
Add (less): Depreciation and amortization:
Consolidated properties	33,044	—	33,044	36,220	(7,327)	28,893	5,782	67,719
Unconsolidated joint venture properties	1,920	—	1,920	—	—	—	—	1,920
FFO attributable to SIR investment	1,859	(1,859)	—	—	—	—	—	—
Loss on impairment of real estate	2,830	—	2,830	—	—	—	—	2,830
Equity in earnings of SIR included in discontinued operations	(515)	515	—	—	—	—	—	—
Gain on sale of real estate	(3,332)	—	(3,332)	—	—	—	—	(3,332)
Net income allocated to noncontrolling interest	—	—	—	5,395	(5,395)	—	—	—
FFO allocated to noncontrolling interest	—	—	—	(7,613)	7,613	—	—	—
FFO attributable to the company	(21,889)	(1,483)	(23,372)	(22,944)	(17,207)	(40,151)	1,038	(62,485)
Add (less): Acquisition and transaction related costs (2)	10,695	—	10,695	9,193	—	9,193	—	19,888
Loss on early extinguishment of debt	709	—	709	—	—	—	—	709
Normalized FFO attributable to SIR investment	1,524	(1,524)	—	—	—	—	—	—
FFO attributable to SIR investment	(1,859)	1,859	—	—	—	—	—	—
Estimated business management incentive fees (3)	(16,973)	—	(16,973)	(21,479)	—	(21,479)	—	(38,452)
Unrealized loss on equity securities (4)	48,229	—	48,229	63,029	—	63,029	—	111,258
Loss on sale of SIR common shares included in discontinued operations (5)	18,665	—	18,665	—	—	—	—	18,665
Normalized FFO attributable to the company	$39,101	$(1,148)	$37,953	$27,799	$(17,207)	$10,592	$1,038	$49,583

Weighted average common shares outstanding (basic and diluted)	25,027						23,030	48,057

Per common share amounts (basic and diluted):
Net loss attributable to the company	$(2.31)							$(2.74)
FFO attributable to the company	$(0.87)							$(1.30)
Normalized FFO attributable to the company	$1.56							$1.03

(1)
See page 8 for definitions of FFO available for common shareholders and Normalized FFO available for common shareholders, a description of why OPI believes they are appropriate supplemental measures and a description of how OPI uses these measures.

(2)	Acquisition and transaction related costs include costs incurred in connection with the Merger.

(3)
Incentive fees under OPI's business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in OPI's consolidated statements of income (loss). In calculating net loss attributable to the company in accordance with GAAP, OPI recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although OPI recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net loss attributable to the company, OPI does not include such expense in the calculation of Normalized FFO attributable to the company until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. No incentive management fee was payable under OPI's business management agreement for the year ended December 31, 2018. As successor to SIR as a result of the Merger, OPI assumed the obligation to pay SIR's business management incentive fee for 2018. SIR's business management incentive fee for 2018 of $25,817, or $0.54 per diluted share, was paid by OPI in January 2019 and is reflected in the pro forma calculation of Normalized FFO attributable to the company as shown above.

(4)
Unrealized loss on equity securities represents the adjustment required to adjust the carrying value of OPI's and SIR's investment in RMR Inc. common shares to its fair value as of the end of the period in accordance with GAAP standards effective January 1, 2018.

(5)	On October 9, 2018, OPI sold its entire investment in SIR at a loss.

Office Properties Income Trust
Calculation and Reconciliation of Pro Forma Consolidated Property NOI and Pro Forma Consolidated Property Cash Basis NOI as if the Merger Had Occurred on October 1, 2018 (1)
(amounts in thousands)
(unaudited)

	For the Three Months Ended December 31, 2018
		Sale of	OPI		ILPT	SIR	Pro Forma
	OPI	SIR Shares	Adjusted	SIR	Distribution	Adjusted	Adjustments	Pro Forma
Calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI:
Rental income (2)	$103,656	$—	$103,656	$122,493	$(40,245)	$82,248	$1,279	$187,183
Property operating expenses	(41,630)	—	(41,630)	(29,680)	8,214	(21,466)	—	(63,096)
Consolidated Property NOI	62,026	—	62,026	92,813	(32,031)	60,782	1,279	124,087
Non-cash straight line rent adjustments included in rental income (2)	(2,339)	—	(2,339)	(3,100)	1,379	(1,721)	—	(4,060)
Lease value amortization included in rental income (2)	542	—	542	(584)	106	(478)	—	64
Non-cash amortization included in property operating expenses (3)	(121)	—	(121)	(74)	—	(74)	—	(195)
Consolidated Property Cash Basis NOI	$60,108	$—	$60,108	$89,055	$(30,546)	$58,509	$1,279	$119,896

Reconciliation of Net Loss Attributable to the Company to Consolidated NOI and Consolidated Property Cash Basis NOI:
Net loss attributable to the company	$(57,695)	$(139)	$(57,834)	$(56,946)	$(12,098)	$(69,044)	$(4,744)	$(131,622)
Noncontrolling interest	—	—	—	(5,395)	5,395	—	—	—
Net loss	(57,695)	(139)	(57,834)	(51,551)	(17,493)	(69,044)	(4,744)	(131,622)
Loss from discontinued operations	18,150	515	18,665	—	—	—	—	18,665
Income (loss) from continuing operations	(39,545)	376	(39,169)	(51,551)	(17,493)	(69,044)	(4,744)	(112,957)
Equity in net losses of investees	1,157	—	1,157	366	—	366	—	1,523
Income tax expense (benefit)	(7)	—	(7)	10	(8)	2	—	(5)
Loss on early extinguishment of debt	709	—	709	—	—	—	—	709
Interest expense	20,421	(376)	20,045	23,701	(4,472)	19,229	241	39,515
Interest income	(234)	—	(234)	(145)	63	(82)	—	(316)
Unrealized loss on equity securities	48,229	—	48,229	63,029	—	63,029	—	111,258
Dividend income	(425)	—	(425)	(555)	—	(555)	—	(980)
Gain on sale of real estate	(3,332)	—	(3,332)	—	—	—	—	(3,332)
General and administrative	(11,516)	—	(11,516)	12,545	(2,794)	9,751	—	(1,765)
Acquisition and transaction related costs	10,695	—	10,695	9,193	—	9,193	—	19,888
Loss on impairment of real estate	2,830	—	2,830	—	—	—	—	2,830
Depreciation and amortization	33,044	—	33,044	36,220	(7,327)	28,893	5,782	67,719
Consolidated Property NOI	62,026	—	62,026	92,813	(32,031)	60,782	1,279	124,087
Non-cash amortization included in property operating expenses (3)	(121)	—	(121)	(74)	—	(74)	—	(195)
Lease value amortization included in rental income (2)	542	—	542	(584)	106	(478)	—	64
Non-cash straight line rent adjustments included in rental income (2)	(2,339)	—	(2,339)	(3,100)	1,379	(1,721)	—	(4,060)
Consolidated Property Cash Basis NOI	$60,108	$—	$60,108	$89,055	$(30,546)	$58,509	$1,279	$119,896

Reconciliation of Consolidated Property NOI to Same Property NOI (4):
Rental income	$103,656	$—	$103,656	$122,493	$(40,245)	$82,248	$1,279	$187,183
Property operating expenses	(41,630)	—	(41,630)	(29,680)	8,214	(21,466)	—	(63,096)
Consolidated Property NOI	62,026	—	62,026	92,813	(32,031)	60,782	1,279	124,087
Less: NOI of properties not included in same property results	(23,154)	—	(23,154)	(32,031)	32,031	—	—	(23,154)
Same Property NOI	$38,872	$—	$38,872	$60,782	$—	$60,782	$1,279	$100,933

Calculation of Same Property Cash Basis NOI (4):
Same Property NOI	$38,872	$—	$38,872	$60,782	$—	$60,782	$1,279	$100,933
Add: Lease value amortization included in rental income (3)	497	—	497	(479)	—	(479)	1,403	1,421
Less: Non-cash straight line rent adjustments included in rental income (2)	(654)	—	(654)	(1,722)	—	(1,722)	(2,682)	(5,058)
Non-cash amortization included in property operating expenses (2)	(121)	—	(121)	(75)	—	(75)	—	(196)
Same Property Cash Basis NOI	$38,594	$—	$38,594	$58,506	$—	$58,506	$—	$97,100

(1)
OPI calculates Consolidated Property NOI, Consolidated Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI as shown above. The calculations of Consolidated Property NOI, Consolidated Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI exclude certain components of net income (loss) available for common shareholders in order to provide results that are more closely related to OPI's consolidated property level results of operations. OPI defines Consolidated Property NOI as consolidated income from its rental of real estate less its consolidated property operating expenses. Consolidated Property NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization. OPI defines Consolidated Property Cash Basis NOI as Consolidated Property NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that it calculates the corresponding Consolidated Property Cash Basis NOI amounts, except that it only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI considers Consolidated Property NOI, Consolidated Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to be appropriate supplemental measures to net income (loss) available for common shareholders because they may help both investors and management to understand the operations of OPI's consolidated properties. OPI uses Consolidated Property NOI, Consolidated Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company wide consolidated property level performance, and OPI believes that Consolidated Property NOI, Consolidated Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI provide useful information to investors regarding OPI's results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of OPI's operating performance between periods and with other REITs. Consolidated Property NOI, Consolidated Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) available for common shareholders as indicators of OPI's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) available for common shareholders as presented in OPI's Consolidated Statements of Income (Loss). Other real estate companies and REITs may calculate Consolidated Property NOI, Consolidated Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.

(2)
OPI reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to OPI by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(3)
OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which are included in property operating expenses.

(4)	Same property NOI and same property Cash Basis NOI is based on consolidated properties OPI and SIR owned as of December 31, 2018 and which OPI and SIR had owned continuously since October 1, 2017.

(END)